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Exhibit 99.1

CERTIFICATION

        Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. §1350, as adopted), Jane Shaw, the Chief Executive Officer of Aerogen, Inc. (the "Company"), and Robert Breuil, the Chief Financial Officer of the Company, each hereby certifies that, to the best of his or her knowledge:

1.
The Company's Quarterly Report on Form 10-Q for the period ended June 30, 2002, to which this Certification is attached as Exhibit 99.1 (the "Periodic Report"), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and

2.
The information contained in the Periodic Report fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by the Periodic Report and results of operations of the Company for the period covered by the Periodic Report.

        This Certification accompanies the Periodic Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed "filed" by the Company for purposes of Section 18 of the Exchange Act.

Dated: August 13, 2002

/s/ JANE SHAW Jane Shaw Chief Executive Officer	/s/ ROBERT BREUIL Robert Breuil Chief Financial Officer

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  Exhibit 99.1